MercadoLibre, Inc. Reports Fourth Quarter Financial Results

Net Revenues of $428.0 million, up 61.8% on an FX neutral basis

$5.3billion Total Payment Volume,  up 68.5% on an FX neutral basis

$3.2 billion Gross Merchandise Volume, up 17.6% on an FX neutral basis

BUENOS AIRES, Argentina, February 26, 2019 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce technology company, today reported financial results for the quarter ended December 31, 2018.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “I am pleased to report another quarter of solid performance in our business, across our key business units. During the 4Q’18 we have continued our efforts to re-calibrate our P&L with initiatives such as continued changes to our discounted shipping initiatives, and free listing caps, which allowed us to improved enhanced marketplace monetization. As a consequence our Net Revenues accelerated for the 3rd  consecutive quarter, reaching 61.8% YoY on an FX neutral basis.”

Fourth Quarter 2018 Business Highlights1

•

Total payment volume through MercadoPago surpassed the $5 billion mark for the first time, reaching $5.3 billion, a year-over-year increase of 22.1% in USD and 68.5% on an FX neutral basis. Total payment transactions increased 71.7% year-over-year, totaling 125.6 million transactions for the quarter.

•

MercadoPago experienced continued success in execution of off-platform payments (online and offline) through merchant services, mobile point-of-sale (“MPOS”) devices, and mobile wallet business. On a consolidated basis, off-platform total payment volume grew 90.1% year-over-year in USD and 172.2% on an FX neutral basis.

•	For the first time ever, off-platform payments processed more than $2 billion in transactions, reaching almost 70 million payment transactions in a single quarter.
•

MPOS business is still one of the fastest growing non-marketplace business units, representing 46.6% of total off-platform payment volume for the quarter. On a consolidated basis, total payment volume grew 365.3% year-over-year on an FX neutral basis.

•

Our mobile wallet reached 4x more active payers during the fourth quarter than the same period of last year, while total payment volume from mobile wallet in Argentina, Brazil and Mexico is growing by triple digits year-over-year.

•

We launched our asset management product, MercadoFondo, in Brazil, the second country in which we have begun to offer our entire suite of FinTech solutions: MPOS devices, QR code in-store payments, mobile wallet and asset management.

•	Gross merchandise volume again surpassed the $3 billion mark, reaching $3.2 billion, a 10.6% year-over-year decrease in USD, and a 17.6% year-over-year increase on an FX neutral basis.
•

Items sold reached 85.6 million, growing 5.4% year-over-year versus 57.5% during the same period last year. The decrease year-over-year is attributable to Brazil, where last quarter we launched a R$5 flat listing fee on items below R$ 120 and removed listings below R$ 6 as we shift towards incentivizing buyers to purchase higher ticket items.

•

Unique buyers grew 7.5% year-over-year versus 9.4% in the third quarter. This declining growth rate is attributable primarily to pricing adjustments, including eliminating low-priced ticket items from our platform and making payments mandatory in Chile and Colombia, which also temporarily affected buyer growth.

•	Live listings offered on MercadoLibre’s marketplace grew to 182.1 million in the fourth quarter of 2018, a 59.7% year-over-year increase, surpassing the 150 million mark for the third time.
•	Mobile gross merchandise volume grew 42.5% on an FX neutral basis year-over-year reaching 60.9% of GMV.
•

Items shipped through MercadoEnvíos reached 62.1 million, a 28.5% year-over-year increase, driven primarily by increases in our free shipping program. The number of items shipped in Argentina, Mexico, Chile and Colombia were highlights of the quarter, growing 84.0%, 88.3%, 72.0%, and 54.7% respectively year-over-year.

 1 Percentages have been calculated using whole amounts rather than rounded amounts.

Adoption of ASC 606

Effective January 1, 2018, the Company adopted ASC 606, Revenue from Contracts with Customers related to revenue recognition (“ASC 606”) issued by the Financial Accounting Standards Board (“FASB”). The Company has adopted ASC 606 using the full retrospective transition method and has accordingly revised its consolidated financial statements for the year ended December 31, 2017, and applicable interim periods within the year ended December 31, 2017, as if ASC 606 had been effective for those periods. Because the Company did not offer free shipping in 2016, net revenue for that year does not need to be recast.

As a result of adopting ASC 606, the Company must present net revenue net of amounts paid in connection with the Company’s free shipping initiative, when the Company acts as an agent, rather than including these amounts in the cost of net sales, as previously recorded. For the three-month period ended December 31, 2018 the Company incurred $108.1 million of shipping subsidies that have been netted from revenues.

As a result of adopting ASC 606, our net revenues for the periods indicated below have been recast as presented below. Our adoption of 606 does not affect our operating or net income/loss.

	In Millions***
	YTD 2017*	YTD 2018**	Q4 2017*	Q4 2018**
Gross Billings	$1,398.1	$1,864.5	$437.0	$536.2

	In Millions***
	YTD 2017*	YTD 2018**	Q4 2017*	Q4 2018**
Adjustments (Decrease)	$(181.6)	$(424.8)	$(78.9)	$(108.1)

	In Millions***
	YTD 2017*	YTD 2018**	Q4 2017*	Q4 2018**
Net Revenues	$1,216.5	$1,439.7	$358.1	$428.0

*As Recast **As Reported
***The table above may not total due to rounding.

The tables below present our gross billing and amounts paid by us in connection with our free shipping service.

		In Millions***
		YTD 2017	YTD 2018	Q4 2017	Q4 2018
	Brazil	$831.4	$1,213.8	$262.1	$358.1
Gross	Argentina	$359.4	$402.1	$108.7	$99.0
Billings	Mexico	$86.5	$150.3	$28.2	$50.4
	Venezuela	$54.3	$0.0	$16.0	$0.0
	Others	$66.5	$98.3	$22.1	$28.7

		In Millions***
		YTD 2017	YTD 2018	Q4 2017	Q4 2018
	Brazil	$(140.6)	$(347.7)	$(64.8)	$(92.7)
Adjustments	Argentina	$-	$(25.5)	$-	$(8.2)
(Decrease)	Mexico	$(35.2)	$(41.2)	$(10.4)	$(4.9)
	Venezuela	$-	$-	$-	$-
	Others	$(5.8)	$(10.5)	$(3.7)	$(2.3)

		In Millions***
		YTD 2017*	YTD 2018**	Q4 2017*	Q4 2018**
	Brazil	$690.8	866.2	197.3	265.4
Net	Argentina	$359.4	376.6	108.7	90.8
Revenues	Mexico	$51.3	109.1	17.7	45.5
	Venezuela	$54.3	0.0	16.0	0.0
	Others	$60.7	87.8	18.4	26.3

*As Recast **As Reported
***The table above may not total due to rounding.

Fourth Quarter 2018 Financial Highlights

•	Net revenues for the fourth quarter grew to $428.0 million, a year-over-year increase of 19.5% in USD and 61.8% on an FX neutral basis.
•

Enhanced marketplace revenues increased 13.5% year-over-year in USD, and increased 51.9% on an FX neutral basis, while non-marketplace revenues increased 27.0% year-over-year in USD and 74.2% on an FX neutral basis.

•	Gross profit was $204.8 million with a margin of 47.8%, compared to 56.8% in the fourth quarter of 2017. Most of the gross margin compression is attributed to an increase in free shipping subsidies.
•	Total operating expenses were $205.6 million, down 23.3% year-over-year. As a percentage of revenues, operating expenses were 48.0%, as compared to 74.8% during the fourth quarter of 2017.
•

Loss from operations was $0.8 million, down 92.6% from last quarter and 98.8% year-over-year in USD. As a percentage of revenues, loss from operations was 0.2%, compared to a loss of 18.0% during the fourth quarter of 2017.

•

Interest income was $14.3 million, a 60.9% increase year-over-year, mainly attributable to the effect of a stable FX in Argentina, a significant rise in interest rates, an increase in volume managed in Brazil and the proceeds of the convertible note issued in August 2018, which generated more invested volume and interest gains.

•

The company incurred $16.4 million in financial expenses in the fourth quarter of 2018, mainly attributable to financial interest related to the 2028 Convertible Notes and financial loans in Argentina, Uruguay and Chile.

•

The foreign exchange loss for the fourth quarter of 2018 was $3.9 million, mainly as a consequence of a $4.7 million loss from the U.S. Dollar revaluation over our Argentine Peso net asset position in Argentina, which was partially offset by a $0.9 million gain arising from the appreciation of the Mexican Peso over our U.S. Dollar net liability position in Mexico.

•	Net loss before taxes was $6.8 million, up 89.5% year-over-year.
•	Income tax gain was $4.5 million during the fourth quarter, yielding a blended tax rate for the period of 65.8%.
•	Net loss as reported for the fourth quarter was $2.3 million, resulting in basic net loss per share of $0.05.
•	Operating cash flow was $34.8 million. Net decrease in cash, restricted cash and cash equivalents was $613.0 million during the fourth quarter of 2018.

The following table summarizes certain key performance metrics for the twelve and three months ended December 31, 2018 and 2017.

	Years Ended December 31,		Three months Ended December 31,
(in millions) (*)	2018	2017 (**)	2018	2017 (**)

Number of confirmed registered users at end of period	267.4	211.9	267.4	211.9
Number of confirmed new registered users during period	55.5	37.7	18.8	10.7
Gross merchandise volume	$12,504.9	$11,749.3	$3,233.0	$3,617.7
Number of successful items sold	334.7	270.1	85.6	81.2
Number of successful items shipped	221.7	150.7	62.1	48.3
Total payment volume	$18,455.9	$13,731.7	$5,302.1	$4,342.8
Total volume of payments on marketplace	$11,274.5	$9,627.6	$2,950.4	$2,947.4
Total payment transactions	389.3	231.4	125.6	73.2
Unique buyers	37.4	33.7	19.0	17.7
Unique sellers	10.8	10.1	4.1	4.6
Capital expenditures	$102.0	$83.5	$21.5	$31.4
Depreciation and amortization	$45.8	$40.9	$11.9	$11.0

(*) Figures have been expressed using rounding amounts. Growth calculations using this table may not total due to rounding.
(**) Data for 2017 includes Venezuelan metrics up to November 30, 2017 due to deconsolidation. Please refer to Note 2 of our audited consolidated financial statements for additional detail.

Table of Year-over-year USD Revenue Growth Rates by Quarter

	Year-over-year Growth rates

Consolidated Net Revenues	Q4’17	Q1’18	Q2’18	Q3’18	Q4’18

Brazil	37%	15%	25%	25%	34%

Argentina	42%	43%	14%	(8)%	(16)%

Mexico	48%	51%	62%	152%	157%

Table of Year-over-year Local Currency Revenue Growth Rates by Quarter

	Year-over-year Growth rates

Consolidated Net Revenues	Q4’17	Q1’18	Q2’18	Q3’18	Q4’18

Brazil	35%	19%	40%	56%	58%

Argentina	62%	80%	68%	68%	77%

Mexico	41%	39%	71%	168%	170%

Conference Call and Webcast

The Company will host a conference call and audio webcast on Feb 26th, 2019 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (877) 303-7209 / (970) 315-0420 (Conference ID 3497822) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Gross Billings - Total accrued fees, commissions, interest, and other sales received from users.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2017 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding Classifieds transactions.

Total payment transactions – Measure of the number of all transactions paid for using MercadoPago.

Total volume of payments on marketplace - Measure of the total U.S. dollar sum of all marketplace transactions paid for using MercadoPago, excluding shipping and financing fees.

Total payment volume– Measure of total U.S. dollar sum of all transactions paid for using MercadoPago, including marketplace and non-marketplace transactions.

Enhanced Marketplace - Revenues from the Enhanced Marketplace service, include the final value fees and shipping fees charged to the Company’s customers.

Items sold – Measure of the number of items that were sold/purchased through the MercadoLibre Marketplace, excluding Classifieds items.

Items shipped – Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre Marketplace and confirmed their registration, excluding Classifieds users.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre Marketplace and confirmed their registration, excluding Classifieds users.

Unique Buyers – New or existing users with at least one purchase made in the period, including Classifieds users.

Unique Sellers – New or existing users with at least one new listing in the period, including Classifieds users.

About MercadoLibre

Founded in 1999, MercadoLibre is Latin America’s leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks.  The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2018, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

MercadoLibre, Inc.

Consolidated Balance Sheets

As of December 31, 2018 and 2017

(In thousands of U.S. dollars, except par value)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$ 440,332	$ 388,260
Restricted cash and cash equivalents	24,363	—
Short-term investments (284,317 held in guarantee - see Note 4)	461,541	209,432
Accounts receivable, net	35,153	28,168
Credit cards receivable, net	360,298	521,130
Loans receivable, net	95,778	73,409
Prepaid expenses	27,477	5,864
Inventory	4,612	2,549
Other assets	61,569	58,107
Total current assets	1,511,123	1,286,919
Non-current assets:
Long-term investments	276,136	34,720
Property and equipment, net	165,614	114,837
Goodwill	88,883	92,279
Intangible assets, net	18,581	23,174
Deferred tax assets	141,438	57,324
Other assets	37,744	63,934
Total non-current assets	728,396	386,268
Total assets	$ 2,239,519	$ 1,673,187

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$ 266,759	$ 221,095
Funds payable to customers	640,954	583,107
Salaries and social security payable	60,406	65,053
Taxes payable	31,058	32,150
Loans payable and other financial liabilities	132,949	56,325
Other liabilities	34,098	3,678
Dividends payable	—	6,624
Total current liabilities	1,166,224	968,032
Non-current liabilities:
Salaries and social security payable	23,161	25,002
Loans payable and other financial liabilities	602,228	312,089
Deferred tax liabilities	91,698	23,819
Other liabilities	19,508	18,466
Total non-current liabilities	736,595	379,376
Total liabilities	$ 1,902,819	$ 1,347,408

Equity:

Common stock, $0.001 par value, 110,000,000 shares authorized,
45,202,859 and 44,157,364 shares issued and outstanding at December 31,
2018 and December 31, 2017	$ 45	$ 44
Additional paid-in capital	224,800	70,661
Retained earnings	503,432	537,925
Accumulated other comprehensive loss	(391,577)	(282,851)
Total Equity	336,700	325,779
Total Liabilities and Equity	$ 2,239,519	$ 1,673,187

MercadoLibre, Inc.

Consolidated Statements of Income

For the years ended December 31, 2018, 2017 and 2016

(In thousands of U.S. dollars, except for share data)

	Year Ended December 31,			Three Months Ended December 31,
	2018	2017	2016	2018	2017
Net revenues	$1,439,653	$1,216,542	$844,396	$428,019	$358,064
Cost of net revenues	(742,645)	(496,942)	(307,538)	(223,235)	(154,701)
Gross profit	697,008	719,600	536,858	204,784	203,363

Operating expenses:
Product and technology development	(146,273)	(127,160)	(98,479)	(38,963)	(34,161)
Sales and marketing	(482,447)	(325,375)	(156,296)	(140,035)	(117,433)
General and administrative	(137,770)	(122,194)	(87,310)	(26,605)	(30,621)
Impairment of Long-Lived Assets	—	(2,837)	(13,717)	—	—
Loss on deconsolidation of Venezuelan subsidiaries	—	(85,761)	—	—	(85,761)
Total operating expenses	(766,490)	(663,327)	(355,802)	(205,603)	(267,976)
(Loss) income from operations	(69,482)	56,273	181,056	(819)	(64,613)

Other income (expenses):
Interest income and other financial gains	42,039	45,901	35,442	14,292	8,881
Interest expense and other financial losses	(56,249)	(26,469)	(25,605)	(16,443)	(6,783)
Foreign currency gains (losses)	18,240	(21,635)	(5,565)	(3,862)	(2,157)
Net (loss) income before income tax gain (expense)	(65,452)	54,070	185,328	(6,832)	(64,672)

Income tax gain (expense)	28,867	(40,290)	(48,962)	4,496	(3,048)

Net (loss) income	$(36,585)	$13,780	$136,366	$(2,336)	$(67,720)

	Year Ended December 31,			Three Months Ended December 31,
	2018	2017	2016	2018	2017
Basic EPS
Basic net (loss) income
Available to shareholders per common share	$(0.82)	$0.31	$3.09	$(0.05)	$(1.53)
Weighted average of outstanding common shares	44,529,614	44,157,364	44,157,251	45,202,859	44,157,364
Diluted EPS
Diluted net (loss) income
Available to shareholders per common share	$(0.82)	$0.31	$3.09	$(0.05)	$(1.53)
Weighted average of outstanding common shares	44,529,614	44,157,364	44,157,251	45,202,859	44,157,364

Cash Dividends declared (per share)	—	0.600	0.600	—	—

MercadoLibre, Inc.

Consolidated Statement of Cash Flows

For the years ended December 31, 2018, 2017 and 2016

(In thousands of U.S. dollars)

	Year Ended December 31,
	2018	2017	2016

Cash flows from operations:
Net (loss) income	$ (36,585)	$ 13,780	$ 136,366
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Unrealized devaluation loss, net	11,131	28,463	4,967
Impairment of Long-Lived Assets	—	2,837	13,717
Loss on deconsolidation of Venezuelan subsidiaries	—	85,761	—
Depreciation and amortization	45,792	40,921	29,022
Accrued interest	(17,811)	(20,192)	(17,794)
Non cash interest and convertible bonds amortization of debt discount and amortization of debt issuance costs	11,408	10,855	9,837
LTRP accrued compensation	27,525	35,719	22,983
Deferred income taxes	(92,585)	(24,575)	(6,188)
Changes in assets and liabilities:
Accounts receivable	(27,105)	(21,817)	(15,428)
Credit cards receivable	42,655	(257,563)	(180,592)
Prepaid expenses	(23,342)	8,670	(9,133)
Inventory	(3,015)	(1,549)	(787)
Other assets	(17,617)	(54,780)	(24,425)
Accounts payable and accrued expenses	90,123	150,215	47,980
Funds payable to customers	175,398	242,037	164,060
Other liabilities	28,202	7,680	(45)
Interest received from investments	16,733	22,548	15,719
Net cash provided by operating activities	230,907	269,010	190,259
Cash flows from investing activities:
Purchase of investments	(3,176,078)	(4,553,649)	(3,501,283)
Proceeds from sale and maturity of investments	2,662,800	4,713,934	3,508,293
Payment for acquired businesses, net of cash acquired	(4,195)	(8,568)	(7,284)
Reduction of cash due to Venezuela deconsolidation	—	(27,230)	—
Purchases of intangible assets	(192)	(33)	(431)
Changes in principal loans receivable, net	(57,232)	(72,244)	(6,599)
Advance for property and equipment	(4,426)	(19,695)	(8,412)
Purchases of property and equipment	(93,136)	(55,156)	(68,527)
Net cash used in investing activities	(672,459)	(22,641)	(84,243)
Cash flows from financing activities:
Funds received from the issuance of convertible notes	880,000	—	—
Transaction costs from the issuance of convertible notes	(16,264)	—	—
Payments on convertible note	(348,123)	—	—
Purchase of convertible note capped calls	(148,943)	(67,308)	—
Unwind of convertible note capped calls	136,108	—	—
Proceeds from loans payable and other financial liabilities	236,873	47,905	11,435
Payments on loans payable and other financing	(123,822)	(5,004)	(6,684)
Dividends paid	(6,624)	(26,496)	(24,419)
Payment of finance lease obligations	(323)	—	—
Net cash provided by (used in) financing activities	608,882	(50,903)	(19,668)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents	(90,895)	(41,346)	(19,089)
Net increase in cash, cash equivalents, restricted cash and cash equivalents	76,435	154,120	67,259
Cash, cash equivalents, restricted cash and cash equivalents, beginning of the year	388,260	234,140	166,881
Cash,cash equivalents, restricted cash and cash equivalents, end of the year	$464,695	$388,260	$234,140

Financial results of reporting segments

	Year Ended December 31, 2018
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 866,175	$ 376,563	$ 109,096	$ 87,819	$ 1,439,653
Direct costs	(762,636)	(254,539)	(164,637)	(79,581)	(1,261,393)
Direct contribution	103,539	122,024	(55,541)	8,238	178,260

Operating expenses and indirect costs of net revenues					(247,742)
Loss from operations					(69,482)

Other income (expenses):
Interest income and other financial gains					42,039
Interest expense and other financial losses					(56,249)
Foreign currency gains					18,240
Net loss before income tax gain					$ (65,452)

	Year Ended December 31, 2017 (*)
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$ 690,808	$ 359,357	$ 51,335	$ 54,327	$ 60,715	$ 1,216,542
Direct costs	(471,588)	(215,831)	(107,408)	(22,101)	(53,201)	$ (870,129)
Impairment of Long-lived Assets	-	-	-	(2,837)	-	$ (2,837)
Loss on deconsolidation of Venezuelan subsidiary	-	-	-	(76,617)	-	$ (76,617)
Direct contribution	219,220	143,526	(56,073)	(47,228)	7,514	266,959

Operating expenses and indirect costs of net revenues						(201,542)
Loss on Deconsolidation of Venezuelan's Intercompany balances						(9,144)
Income from operations						56,273

Other income (expenses):
Interest income and other financial gains						45,901
Interest expense and other financial losses						(26,469)
Foreign currency losses						(21,635)
Net income before income tax expense						$ 54,070

(*)Excludes results of operations for Venezuela for the month of December 2017.

	Three Months Ended December 31, 2018

	Brazil	Argentina	Mexico	Other Countries	Total

Net revenues	$265,353	$90,800	$45,529	$26,337	$428,019
Direct costs	(218,497)	(68,783)	(63,550)	(22,397)	(373,227)
Direct contribution	46,856	22,017	(18,021)	3,940	54,792

Operating expenses and indirect costs of net revenues					(55,611)
Income from operations					(819)

Other income (expenses):
Interest income and other financial gains					14,292
Interest expense and other financial losses					(16,443)
Foreign currency losses					(3,862)
Net loss before income tax gain					$(6,832)

	Three Months Ended December 31, 2017 (*)

	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$197,300	$108,666	$17,717	$15,999	$18,381	$358,063
Direct costs	(157,391)	(65,215)	(36,434)	(5,260)	(18,269)	(282,569)
'Loss on deconsolidation of Venezuelan subsidiary	-	-	-	(76,617)	-	(76,617)
Direct contribution	39,909	43,451	(18,717)	(65,878)	112	(1,123)

Operating expenses and indirect costs of net revenues						(54,346)
'Loss on Deconsolidation of Venezuelan's Intercompany balances						(9,144)
Income from operations						(64,613)

Other income (expenses):
Interest income and other financial gains						8,881
Interest expense and other financial losses						(6,783)
Foreign currency losses						(2,157)
Net loss before income tax gain						$(64,672)

(*)Excludes results of operations for Venezuela for the month of December 2017.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we use foreign exchange (“FX”) neutral measures.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measures can be found in the tables included in this quarterly report.

The Company believes that reconciliation of FX neutral measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Specifically, we believe this non-GAAP measure provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2017 and applying them to the corresponding months in 2018, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, this measure does not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended December 31, 2018:

	Three-months Period Ended December 31, (*)
	As reported			FX Neutral Measures
(In millions, except percentages)	2018	2017	Percentage Change	2018	2017	Percentage Change

Net revenues	$ 428.0	$ 358.1	19.5%	$ 579.5	$ 358.1	61.8%
Cost of net revenues	(223.2)	(154.7)	44.3%	(309.3)	(154.7)	100.0%
Gross profit	204.8	203.4	0.7%	270.2	203.4	32.8%

Operating expenses	(205.6)	(182.2)	12.8%	(289.4)	(182.2)	58.8%
Loss on Deconsolidation of Venezuelan Subsidiaries	—	(85.8)	-100.0%	—	(85.8)	-100.0%
Total operating expenses	(205.6)	(268.0)	-23.3%	(289.4)	(268.0)	8.0%
Loss from operations	(0.8)	(64.6)	-98.8%	(19.2)	(64.6)	-70.2%

(*) The table above may not total due to rounding.

CONTACT: MercadoLibre, Inc.

 Investor Relations

investor@mercadolibre.com

 http://investor.mercadolibre.com